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                                         SECURITIES AND EXCHANGE COMMISSION

                                               Washington, D.C. 20549

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                                                      FORM 8-K

                                                   CURRENT REPORT

                                       PURSUANT TO SECTION 13 or 15(d) OF THE

                                           SECURITIES EXCHANGE ACT OF 1934

                                            -----------------------------


Date of report (Date of earliest event reported)                      October 30, 2002
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                                            INSPIRE PHARMACEUTICALS, INC.
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                                (Exact Name of Registrant as Specified in Charter)

            Delaware                              000-31135                                04-3209022
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(State or Other Jurisdiction                     (Commission                              (I.R.S. Employer
      of Incorporation)                          File Number)                           Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina                           27703-8466
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(Address of Principal Executive Offices)                                            (Zip Code)


Registrant's telephone number, including area code      (919) 941-9777
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                            (Former Name or Former Address, If Changed Since Last Report)
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Item 5.  Other Events.

     On October 30, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

         "INSPIRE PHARMACEUTICALS ANNOUNCES NDA FILING PLANS FOR INS365
                   OPHTHALMIC BASED ON EXISTING CLINICAL DATA
                       -- FDA Meeting Held October 29th--
               --Conference Call to be Held Today at 9:00 am EST--

"DURHAM, NC - October 30, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced that it will file a New Drug Application (NDA) for INS365 Ophthalmic for dry eye based on safety and efficacy data from the already-completed Phase II and Phase III clinical trials in approximately 1200 patients (studies 103, 104 and 105). The decision to file was based on a meeting with the U.S. Food and Drug Administration (FDA) on October 29th. The meeting was scheduled following the FDA's review of the data from all completed clinical studies. The ongoing Phase III trial, study 108, will be continued as a Phase IIIb study.

"'This is a major breakthrough for our dry eye program,' stated Christy L. Shaffer, CEO of Inspire. `We have been pleased with the ongoing guidance we have received from the FDA. These discussions have been helpful in defining the pathway for the NDA filing. We are in the process of scheduling a pre-NDA meeting, which will likely take place within the next few months. We will provide further details on the timing of the NDA filing following the pre-NDA meeting.'

"Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It affects approximately 10 million Americans and is one of the most frequent patient complaints reported to ophthalmologists. There are currently no FDA-approved, pharmacologically active treatments for this common condition.

"Conference Call/Live Webcast

"Inspire will hold a brief conference call/webcast today at 9:00 am EST. Participants in the United States may call 800 657-1269. Participants outside the United States may call 973 935-2100. The live webcast can be accessed from Inspire's website at www.inspirepharm.com or at www.videonewswire.com/INSPIRE/103002. Call-in numbers for the replay are also available on the website.

"About Inspire

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has


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development and commercialization alliances with Allergan, Inc., Kissei
Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics. Inspire's products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

"Forward-Looking Statements

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                                    * * * * *

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Inspire Pharmaceuticals, Inc.

                                      By: /s/ Gregory J. Mossinghoff
                                          --------------------------
                                              Gregory J. Mossinghoff
                                              President, Treasurer and
                                              Secretary

Dated:  October 30, 2002